    As filed with the Securities and Exchange Commission on March 13, 2000
                                                      Registration No. 333-66967
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-1
                                      TO
                      REGISTRATION STATEMENT ON FORM S-3
                       UNDER THE SECURITIES ACT OF 1933

                          --------------------------

                      SMURFIT-STONE CONTAINER CORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware                             2653                              43-1531401
(State or Other Jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer Identification No.)
Incorporation or Organization)       Classification Code Number)

                           150 North Michigan Avenue
                           Chicago, Illinois  60601
                                (312) 346-6600
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 Craig A. Hunt
                 Vice President, General Counsel and Secretary
                           150 North Michigan Avenue
                           Chicago, Illinois  60601
                                (312) 346-6600
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copy to:

                                Steven J. Gavin
                               Winston & Strawn
                             35 West Wacker Drive
                            Chicago, Illinois 60601
                                (312) 558-5600

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE

                   DEREGISTRATION OF SHARES OF COMMON STOCK

          This Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 (File No. 333-66967) (the "Registration Statement") is being filed to deregister 4,675,000 shares of Common Stock, par value $.01 per share, of Smurfit-Stone Container Corporation (the "Company"). The Company is deregistering the shares because transactions of the type contemplated by the Registration Statement are not economically feasible in light of current market conditions.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, Smurfit-Stone Container Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on March 13, 2000.

                                       SMURFIT-STONE CONTAINER CORPORATION

                                       By: /s/ Patrick J. Moore
                                          -----------------------------------
                                           Name:  Patrick J. Moore
                                           Title: Vice President and
                                                  Chief Financial Officer


                               POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Patrick J. Moore and Craig A. Hunt, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacitites, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                Title                            Date
               ---------                                -----                            ----
----------------------------------------  Chairman of the Board              March ___, 2000
Michael W. J. Smurfit                     and Director

/s/ Ray M. Curran
----------------------------------------  President and Chief Executive      March 13, 2000
Ray M. Curran                             Officer and Director (Principal
                                          Executive Officer)

/s/ Patrick J. Moore
----------------------------------------  Vice President and Chief           March 13, 2000
Patrick J. Moore                          Financial Officer (Principal
                                          Financial Officer)
/s/ Paul K. Kaufmann
----------------------------------------  Vice President and Corporate       March 13, 2000
Paul K. Kaufmann                          Controller (Principal Accounting
                                          Officer)
/s/ Richard A. Giesen
----------------------------------------  Director                           March 9, 2000
Richard A. Giesen

      *
----------------------------------------  Director                           March 13, 2000
Alan E. Goldberg

----------------------------------------  Director                           March ___, 2000
Howard E. Kilroy

/s/ James J. O'Connor
----------------------------------------  Director                           March 10, 2000
James J. O'Connor

/s/ Jerry K. Pearlman
----------------------------------------  Director                           March 10, 2000
Jerry K. Pearlman

      *
----------------------------------------  Director                           March 13, 2000
Thomas A. Reynolds, III


----------------------------------------  Director                           March ___, 2000
Dermot F. Smurfit


By: /s/ Patrick J. Moore
   -------------------------------------
        Patrick J. Moore
        Attorney-in-Fact

                                 EXHIBIT INDEX


5.1       Opinion of Davis Polk & Wardwell*

23.1      Consent of Ernst & Young LLP*

23.2      Consent of Davis Polk & Wardwell*

24.1 Powers of Attorney (included on the signature page hereto or previously filed)

*         Previously filed